Exhibit 99.1

For investors	For media
+1 858-836-5000	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

Resmed Inc. Announces Results for the Third Quarter of Fiscal Year 2025

•	Year-over-year revenue grows 8%, operating profit up 14%, non-GAAP operating profit up 13%

•	Operating cash flow of $579 million

Note: A webcast of Resmed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, April 23, 2025 – Resmed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended March 31, 2025.

Third Quarter 2025 Highlights

All comparisons are to the prior year period

•	Revenue increased by 8% to $1.3 billion; up 9% on a constant currency basis

•	Gross margin improved 140 bps to 59.3%; non-GAAP gross margin improved 140 bps to 59.9%

•	Income from operations increased 14%; non-GAAP income from operations up 13%

•	Operating cash flow of $579 million

•	Diluted earnings per share of $2.48; non-GAAP diluted earnings per share of $2.37

“Our positive fiscal year 2025 performance continued in the third quarter, with strong top-line revenue growth, margin expansion, and double-digit EPS growth resulting from solid customer demand for our best-in-class products and software solutions,” said Resmed’s Chairman and CEO, Mick Farrell.

“We delivered 9% constant currency revenue growth and 140 bps improvement in non-GAAP gross margin. These results are evidence that sleep health customers recognize our products and software solutions as the gold standard for care. Our continued growth was achieved by the incredible commitment of our team that has created a clear market-leading value proposition in connected digital health. We remain laser-focused on continuing to address the over 2.3 billion people around the globe with sleep health and breathing health issues and all those who need world-class software for healthcare delivered at home. We will continue to drive increased patient flow as we accelerate education and awareness outreach to physicians, providers, patients, and beyond, ensuring a strong pipeline of people who need access to our products and solutions to improve their lives.”

RMD Third Quarter 2025 Earnings Press Release – April 23, 2025	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	March 31, 2025	March 31, 2024	% Change	Constant Currency (A)
Revenue	$1,291.7	$1,197.0	8%	9%
Gross margin	59.3%	57.9%	2
Non-GAAP gross margin (B)	59.9%	58.5%	2
Selling, general, and administrative expenses	245.3	229.9	7	8
Research and development expenses	83.9	77.1	9	11
Income from operations	426.3	374.6	14
Non-GAAP income from operations (B)	444.6	393.6	13
Net income	365.0	300.5	21
Non-GAAP net income (B)	348.5	314.4	11
Diluted earnings per share	$2.48	$2.04	22
Non-GAAP diluted earnings per share (B)	$2.37	$2.13	11

	Nine Months Ended
	March 31, 2025	March 31, 2024	% Change	Constant Currency (A)
Revenue	$3,798.3	$3,462.1	10%	10%
Gross margin	58.8%	56.0%	5
Non-GAAP gross margin (B)	59.4%	57.2%	4
Selling, general, and administrative expenses	725.9	674.9	8	8
Research and development expenses	244.8	226.7	8	9
Income from operations	1,230.8	938.7	31
Non-GAAP income from operations (B)	1,286.9	1,077.9	19
Net income	1,021.0	728.7	40
Non-GAAP net income (B)	1,032.2	833.0	24
Diluted earnings per share	$6.93	$4.94	40
Non-GAAP diluted earnings per share (B)	$7.00	$5.65	24

(A)

In order to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Third Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 9 percent on a constant currency basis, driven by increased demand for our sleep devices and masks portfolio, as well as solid growth across our Residential Care Software business.

•	Revenue in the U.S., Canada, and Latin America, excluding Residential Care Software, grew by 9 percent.

RMD Third Quarter 2025 Earnings Press Release – April 23, 2025	Page 3 of 10

•	Revenue in Europe, Asia, and other markets, excluding Residential Care Software, grew by 8 percent on a constant currency basis.

•	Residential Care Software revenue increased by 10 percent on a constant currency basis, reflecting continued organic growth in our Residential Care Software portfolio.

•

Gross margin increased by 140 basis points mainly due to manufacturing and logistics efficiencies as well as favorable shifts in product mix, partially offset by unfavorable foreign currency movements. Non-GAAP gross margin increased by 140 basis points due to the same factors.

•

Selling, general, and administrative expenses increased by 8 percent on a constant currency basis. The increase in SG&A expenses was mainly due to increases in employee-related costs and marketing expenses. SG&A expenses improved to 19.0 percent of revenue in the quarter, compared with 19.2 percent in the same period of the prior year.

•	Income from operations increased by 14 percent and non-GAAP income from operations increased by 13 percent.

•

Net income for the quarter was $365 million and diluted earnings per share was $2.48. Non-GAAP net income increased by 11 percent to $349 million, and non-GAAP diluted earnings per share increased by 11 percent to $2.37, predominantly attributable to strong sales growth and gross margin improvement.

•

Operating cash flow for the quarter was $579 million, compared to net income in the current quarter of $365 million and non-GAAP net income of $349 million. We received $107 million in tax refunds from the IRS during the quarter, of which $100 million had been previously recorded as a receivable. Operating cash flows excluding the impact of these tax refunds was $471 million.

•	During the quarter, we paid $78 million in dividends to shareholders and repurchased 314,000 shares for consideration of $75 million as part of our ongoing capital management.

Other Business and Operational Highlights

•

Announced that our home sleep apnea test, NightOwl™, is now available across the United States. NightOwl is an FDA-cleared home sleep apnea test (HSAT) designed to offer healthcare providers a simplified, accurate, and efficient way to diagnose obstructive sleep apnea from the comfort of an individual’s home.

•

Unveiled the findings of our fifth annual Global Sleep Survey. With insights from 30,026 respondents across 13 markets, the study underscored a widespread global sleep crisis, with people losing an average of nearly three nights of restorative sleep each week.

•	Announced a comprehensive brand evolution designed to unify our brand portfolio to serve more people and healthcare providers worldwide and reflect our future physician and customer education.

•

Announced the publication of a landmark meta-analysis in The Lancet Respiratory Medicine, demonstrating that CPAP therapy significantly reduces the risk of death for people with obstructive sleep apnea (OSA).

•	Awarded as one of the “Top 100 Global Innovators” from LexisNexis. This prestigious award includes a roster of companies around the world that are driving innovation in the global economy.

RMD Third Quarter 2025 Earnings Press Release – April 23, 2025	Page 4 of 10

Dividend program

The Resmed board of directors today declared a quarterly cash dividend of $0.53 per share. The dividend will have a record date of May 8, 2025, payable on June 12, 2025. The dividend will be paid in U.S. currency to holders of Resmed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be May 7, 2025, for common stockholders and for CDI holders. Resmed has received a waiver from the ASX’s settlement operating rules, which will allow Resmed to defer processing conversions between its common stock and CDI registers from May 7, 2025, through May 8, 2025, inclusive.

Webcast details

Resmed will discuss its third quarter fiscal year 2025 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on Resmed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q3 2025 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13752711. The telephone replay will be available until May 7, 2025.

About Resmed

At Resmed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit Resmed.com and follow @Resmed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding Resmed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in Resmed’s periodic reports on file with the U.S. Securities & Exchange Commission. Resmed does not undertake to update its forward-looking statements.

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RMD Third Quarter 2025 Earnings Press Release – April 23, 2025	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Net revenue	$1,291,736	$1,196,980	$3,798,334	$3,462,102
Cost of sales	517,883	496,387	1,540,684	1,483,088
Amortization of acquired intangibles (1)	7,444	7,812	22,748	24,976
Masks with magnets field safety notification expenses (1)	—	—	—	6,351
Astral field safety notification expenses (1)	—	—	—	7,911

Total cost of sales	$525,327	$504,199	$1,563,432	$1,522,326

Gross profit	$766,409	$692,781	$2,234,902	$1,939,776
Selling, general, and administrative	245,302	229,919	725,894	674,948
Research and development	83,944	77,074	244,840	226,664
Amortization of acquired intangibles (1)	10,895	11,204	33,345	35,259
Restructuring expenses (1)	—	—	—	64,228

Total operating expenses	$340,141	$318,197	$1,004,079	$1,001,099

Income from operations	$426,268	$374,584	$1,230,823	$938,677
Other income (expenses), net:
Interest (expense) income, net	$793	$(11,026)	$(1,643)	$(39,787)
Gain (loss) attributable to equity method investments	335	440	2,375	(2,716)
Gain (loss) on equity investments	(5,647)	13,919	(7,765)	11,429
Other, net	(4,056)	(2,496)	(4,277)	(537)

Total other income (expenses), net	(8,575)	837	(11,310)	(31,611)

Income before income taxes	$417,693	$375,421	$1,219,513	$907,066
Income taxes	52,652	74,929	198,495	178,351

Net income	$365,041	$300,492	$1,021,018	$728,715

Basic earnings per share	$2.49	$2.04	$6.96	$4.96
Diluted earnings per share	$2.48	$2.04	$6.93	$4.94
Non-GAAP diluted earnings per share (1)	$2.37	$2.13	$7.00	$5.65
Basic shares outstanding	146,719	146,959	146,797	147,056
Diluted shares outstanding	147,220	147,450	147,432	147,549

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Third Quarter 2025 Earnings Press Release – April 23, 2025	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	March 31, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$932,711	$238,361
Accounts receivable, net	907,825	837,275
Inventories	862,641	822,250
Prepayments and other current assets	505,243	459,833

Total current assets	$3,208,420	$2,357,719
Non-current assets:
Property, plant, and equipment, net	$535,339	$548,025
Operating lease right-of-use assets	152,603	151,121
Goodwill and other intangibles, net	3,279,030	3,327,959
Deferred income taxes and other non-current assets	391,430	487,570

Total non-current assets	$4,358,402	$4,514,675

Total assets	$7,566,822	$6,872,394

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$222,561	$237,728
Accrued expenses	386,325	377,678
Operating lease liabilities, current	28,749	25,278
Deferred revenue	160,445	152,554
Income taxes payable	132,530	107,517
Short-term debt	9,906	9,900

Total current liabilities	$940,516	$910,655
Non-current liabilities:
Deferred revenue	$151,090	$137,343
Deferred income taxes	78,983	79,339
Operating lease liabilities, non-current	137,991	141,444
Other long-term liabilities	48,983	42,257
Long-term debt	663,126	697,313

Total non-current liabilities	$1,080,173	$1,097,696

Total liabilities	$2,020,689	$2,008,351

Stockholders’ equity
Common stock	$761	$588
Additional paid-in capital	1,990,137	1,896,604
Retained earnings	5,779,375	4,991,647
Treasury stock	(1,973,284)	(1,773,267)
Accumulated other comprehensive income	(250,856)	(251,529)

Total stockholders’ equity	$5,546,133	$4,864,043

Total liabilities and stockholders’ equity	$7,566,822	$6,872,394

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RMD Third Quarter 2025 Earnings Press Release – April 23, 2025	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$365,041	$300,492	$1,021,018	$728,715
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	43,675	43,474	134,845	133,192
Amortization of right-of-use assets	8,235	11,168	26,678	28,262
Stock-based compensation costs	24,120	20,442	66,910	58,792
(Gain) loss attributable to equity method investments, net of dividends received	(335)	(440)	(2,375)	2,716
(Gain) loss on equity investments	5,647	(13,919)	7,765	(11,429)
Non-cash restructuring expenses	—	—	—	33,239
Changes in operating assets and liabilities:
Accounts receivable, net	(40,033)	(56,486)	(71,469)	(76,755)
Inventories, net	29,864	86,199	(48,032)	163,294
Prepaid expenses, net deferred income taxes and other current assets	79,357	(24,386)	35,612	(98,976)
Accounts payable, accrued expenses, income taxes payable and other	63,091	35,488	41,870	96

Net cash provided by (used in) operating activities	$578,662	$402,032	$1,212,822	$961,146
Cash flows from investing activities:
Purchases of property, plant, and equipment	(20,796)	(21,191)	(59,280)	(74,579)
Patent registration and acquisition costs	(2,992)	(1,918)	(7,584)	(13,954)
Business acquisitions, net of cash acquired	—	(3,080)	(670)	(113,767)
Purchases of investments	(2,053)	(2,387)	(4,403)	(9,692)
Proceeds from exits of investments	—	—	4,378	250
Proceeds (payments) on maturity of foreign currency contracts	(5,945)	(4,577)	1,227	(11,533)

Net cash provided by (used in) investing activities	$(31,786)	$(33,153)	$(66,332)	$(223,275)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	9,022	4,892	44,283	25,399
Purchases of treasury stock	(75,026)	(50,000)	(200,017)	(100,007)
Taxes paid related to net share settlement of equity awards	(364)	(314)	(17,487)	(8,336)
Payments of business combination contingent consideration	—	—	(855)	(1,293)
Proceeds from borrowings, net of borrowing costs	—	—	—	105,000
Repayment of borrowings	—	(220,000)	(35,000)	(535,000)
Dividends paid	(77,704)	(70,492)	(233,290)	(211,767)

Net cash provided by (used in) financing activities	$(144,072)	$(335,914)	$(442,366)	$(726,004)

Effect of exchange rate changes on cash	$7,963	$(5,302)	$(9,774)	$(1,848)

Net increase (decrease) in cash and cash equivalents	410,767	27,663	694,350	10,019
Cash and cash equivalents at beginning of period	521,944	210,247	238,361	227,891

Cash and cash equivalents at end of period	$932,711	$237,910	$932,711	$237,910

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RMD Third Quarter 2025 Earnings Press Release – April 23, 2025	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and are reconciled below:

	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Revenue	$1,291,736	$1,196,980	$3,798,334	$3,462,102
GAAP cost of sales	$525,327	$504,199	$1,563,432	$1,522,326
Less: Amortization of acquired intangibles (A)	(7,444)	(7,812)	(22,748)	(24,976)
Less: Masks with magnets field safety notification expenses (A)	—	—	—	(6,351)

Less: Astral field safety notification expenses (A)	—	—	—	(7,911)
Non-GAAP cost of sales	$517,883	$496,387	$1,540,684	$1,483,088
GAAP gross profit	$766,409	$692,781	$2,234,902	$1,939,776
GAAP gross margin	59.3%	57.9%	58.8%	56.0%
Non-GAAP gross profit	$773,853	$700,593	$2,257,650	$1,979,014
Non-GAAP gross margin	59.9%	58.5%	59.4%	57.2%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
GAAP income from operations	$426,268	$374,584	$1,230,823	$938,677
Amortization of acquired intangibles—cost of sales (A)	7,444	7,812	22,748	24,976
Amortization of acquired intangibles—operating expenses (A)	10,895	11,204	33,345	35,259
Restructuring (A)	—	—	—	64,228
Masks with magnets field safety notification expenses (A)	—	—	—	6,351
Astral field safety notification expenses (A)	—	—	—	7,911
Acquisition-related expenses (A)	—	—	—	483

Non-GAAP income from operations	$444,607	$393,600	$1,286,916	$1,077,885

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RMD Third Quarter 2025 Earnings Press Release – April 23, 2025	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Nine Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
GAAP net income	$365,041	$300,492	$1,021,018	$728,715
Amortization of acquired intangibles—cost of sales (A)	7,444	7,812	22,748	24,976
Amortization of acquired intangibles—operating expenses (A)	10,895	11,204	33,345	35,259
Restructuring expenses (A)	—	—	—	64,228
Masks with magnets field safety notification expenses (A)	—	—	—	6,351
Astral field safety notification expenses (A)	—	—	—	7,911
Acquisition-related expenses (A)	—	—	—	483
Income tax effect of interest and penalties on income tax refunds (A)	(29,976)	—	(29,976)	—
Income tax effect on non-GAAP adjustments (A)	(4,871)	(5,083)	(14,904)	(34,969)

Non-GAAP net income (A)	$348,533	$314,425	$1,032,231	$832,954

GAAP diluted shares outstanding	147,220	147,450	147,432	147,549
GAAP diluted earnings per share	$2.48	$2.04	$6.93	$4.94
Non-GAAP diluted earnings per share (A)	$2.37	$2.13	$7.00	$5.65

(A)

Resmed adjusts for the impact of the amortization of acquired intangibles, interest and penalties on income tax refunds, restructuring expenses, field safety notification expenses, acquisition related expenses and associated tax effects from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

Resmed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. Resmed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. Resmed believes this information provides investors better insight when evaluating Resmed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Third Quarter 2025 Earnings Press Release – April 23, 2025	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	March 31, 2025	(A)	March 31, 2024	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$422.7		$399.3		6%
Masks and other	326.7		288.2		13

Total U.S., Canada and Latin America	$749.3		$687.5		9
Combined Europe, Asia, and other markets
Devices	$253.5		$238.9		6%	9%
Masks and other	127.7		122.6		4	7

Total Combined Europe, Asia and other markets	$381.3		$361.6		5	8
Global revenue
Total Devices	$676.2		$638.2		6%	7%
Total Masks and other	454.4		410.8		11	12

Total Sleep and Breathing Health	$1,130.6		$1,049.0		8	9
Residential Care Software	161.2		148.0		9	10

Total	$1,291.7		$1,197.0		8	9

	Nine Months Ended
	March 31, 2025	(A)	March 31, 2024	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$1,221.6		$1,116.5		9%
Masks and other	983.9		878.6		12

Total U.S., Canada and Latin America	$2,205.6		$1,995.2		11
Combined Europe, Asia, and other markets
Devices	$749.6		$692.4		8%	9%
Masks and other	368.7		342.3		8	9

Total Combined Europe, Asia and other markets	$1,118.3		$1,034.8		8	9
Global revenue
Total Devices	$1,971.3		$1,808.9		9%	9%
Total Masks and other	1,352.6		1,221.0		11	11

Total Sleep and Breathing Health	$3,323.9		$3,029.9		10	10
Residential Care Software	474.4		432.2		10	10

Total	$3,798.3		$3,462.1		10	10

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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